Exhibit 23.2

Board of Directors
Trend Mining Company
Littleton, Colorado

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated January 3, 2005, except for Note 14, which is dated July 14, 2005 on the financial statements of Trend Mining Company as of September 30, 2004 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Spokane, Washington

August 5, 2005